Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-202358) of Alliance Resource Partners, L.P.,

(2)	Registration Statement (Form S-8 No. 333-165168) pertaining to the 2000 Long-Term Incentive Plan of Alliance Coal, LLC, and

(3)

Registration Statement (Form S-8 No. 333-85258) pertaining to the Alliance Resource Management GP, LLC Long-Term Incentive Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan for Directors;

of our reports dated February 20, 2020 with respect to the consolidated financial statements and financial statement schedule of Alliance Resource Partners, L.P. and the effectiveness of internal control over financial reporting of Alliance Resource Partners, L.P. included in this Annual Report (Form 10-K) of Alliance Resource Partners, L.P. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

February 20, 2020